                                                                    EXHIBIT 99.1
                                                                   Press Release
[UNITEDAUTO GROUP, INC. LETTERHEAD]



Contact:   Roger Penske               Jim Davidson
           Chairman                   Executive VP - Finance
           313-592-5002               201-325-3303
                                      jdavidson@unitedauto.com

FOR IMMEDIATE RELEASE

                   UNITEDAUTO REPORTS RECORD INCOME FOR FIRST
                                  QUARTER 2001

          ------------------------------------------------------------

     NET INCOME INCREASED 16.5% TO $6.6 MILLION FROM $5.6 MILLION IN Q1 2000

              EARNINGS PER SHARE INCREASED 10.5% TO $0.21 PER SHARE
                     COMPARED TO $0.19 PER SHARE IN Q1 2000

          ------------------------------------------------------------

            SAME STORE RETAIL REVENUE AND GROSS PROFIT INCREASED 3.5%
                             AND 4.2%, RESPECTIVELY

          ------------------------------------------------------------


         DETROIT, MI, April 23, 2001 - United Auto Group, Inc. (NYSE: UAG), a leading automotive retailer, announced record results for first quarter 2001. First quarter revenues increased 25.6% to $1.4 billion from $1.1 billion in 2000. Net income in the quarter amounted to $6.6 million, which represents a 16.5% increase over the $5.6 million in the comparable prior year period. Earnings per share amounted to $0.21 per share, which represents a 10.5% increase over the $0.19 reported in first quarter 2000. Earnings per share reflects a 6.0% increase in weighted average shares outstanding from 30,074,000 to 31,843,000 in the first quarter 2001. First quarter 2001 includes pre-tax losses of $1.4 million related to dealerships which were sold or closed during the quarter. The Company retailed 31,035 and 16,486 new and used retail units, representing increases of 21.9% and 16.1%, respectively, versus first quarter 2000.

         Roger Penske, Chairman, said, "This was an outstanding quarter for UnitedAuto. In this challenging operating environment, the strength of our business is evidenced by the continued growth of our same store operations and the excellent performance of our 2000 acquisitions. It is especially satisfying to see that the Company's first quarter 2001 same store results reflect: 2.7% increases in new and used retail vehicle revenues; a 12.4% increase in finance and insurance revenues; and a 6.2% increase in service and parts revenues, over the comparable prior year period. Our outlook remains positive, and we are comfortable the Company will meet or exceed the First Call Analysts' consensus estimate of $1.07 per share for 2001."


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         Sam DiFeo Jr., President, added, "The impact of our continued focus on operations is evidenced by the excellent performance of our dealerships during the first quarter, especially the improvement of same store dealership operating results which generated a 4.2% increase in retail gross profit versus the corresponding period in 2000."

         UnitedAuto, which pursues a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 121 franchises in 18 states, Puerto Rico and Brazil. UnitedAuto dealerships sell new and used vehicles and market a complete line of aftermarket automotive products and services.

         UnitedAuto will host a conference call discussing financial results relating to first quarter 2001 on Monday, April 23, 2001 at 2 P.M. Eastern time. Advance registration is not required. Participants must call (888)-452-0455 (International, please call (415)-228-4733). Calls need to be made shortly before the call is to commence. Please provide the leader's name - Roger Penske
- as well as the code UAG1Q. The conference call cannot be accessed without this information. The call will also be simultaneously broadcast live over the Internet through the UnitedAuto website at www.unitedauto.com.

         Statements in this press release may involve forward-looking statements, including forward-looking statements regarding UnitedAuto's future reportable sales and earnings growth potential. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about UnitedAuto's business, markets, conditions and other uncertainties which could effect UnitedAuto's future performance, which are contained in UnitedAuto's filings with the Securities and Exchange Commission and which are incorporated into this press release by reference.

                                     -more-


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                             UNITED AUTO GROUP, INC.
                Consolidated Statements of Operations (Unaudited)
                  (Amounts In Thousands, Except Per Share Data)

                                                                                     First Quarter
                                                                             -----------------------------
                                                                                2001              2000
                                                                                ----              ----
New Vehicle Sales (a)                                                        $   843,379       $   663,800
Used Vehicle Sales (b)                                                           354,597           293,071
Finance and Insurance                                                             56,378            43,735
Service and Parts                                                                140,622           110,161
                                                                             -----------       -----------
     Total Revenues                                                            1,394,976         1,110,767
Cost of Sales                                                                  1,203,186           958,654
                                                                             -----------       -----------
     Gross Profit (c)                                                            191,790           152,113
Selling, General & Administrative Expenses                                       157,894           124,844
                                                                             -----------       -----------
     Operating Income                                                             33,896            27,269
Floor Plan Interest Expense                                                      (12,578)           (9,918)
Other Interest Expense                                                            (9,668)           (6,863)
                                                                             -----------       -----------
     Income Before Minority Interests and Income
           Tax Provision                                                          11,650            10,488
Minority Interests                                                                   (14)             (231)
Income Tax Provision                                                              (5,066)           (4,617)
                                                                             -----------       -----------
     Net Income                                                              $     6,570       $     5,640
                                                                             ===========       ===========
Diluted Earnings Per Share                                                   $      0.21       $      0.19
                                                                             ===========       ===========
Diluted Weighted Average Shares Outstanding                                       31,843            30,074
                                                                             ===========       ===========
EBITDA (d)                                                                   $    28,995       $    22,728
                                                                             ===========       ===========


SAME STORE OPERATING DATA
-------------------------

New Vehicle Retail Sales                                                     $   584,804       $   569,268
Used Vehicle Retail Sales                                                        206,940           201,474
Finance and Insurance                                                             37,839            33,676
Service and Parts                                                                103,210            97,145


(a) Includes fleet sales of $37.5 million and $31.3 million in 2001 and 2000, respectively.

(b) Includes wholesale sales of $88.6 million and $76.5 million in 2001 and 2000, respectively.

(c) Gross profit as a percentage of revenues for new vehicle retail, used vehicle retail, finance and insurance and service and parts revenues was 8.3%, 10.5%, 58.6%, and 44.8%, respectively, compared with 8.6%, 10.9%,
     58.6% and 43.3% in the comparable prior year period.

(d) EBITDA is defined as income before minority interests, income tax provision, other interest expense, depreciation and amortization. Depreciation and amortization amounted to $7.7 million and $5.4 million in 2001 and 2000, respectively.



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                             UNITED AUTO GROUP, INC.
                      Consolidated Condensed Balance Sheets
                             (Amounts In Thousands)

                                                                                      (Unaudited)
                                                                                 3/31/01              3/31/00              12/31/00
                                                                                ----------           ----------           ----------
ASSETS
Cash and Cash Equivalents                                                       $      485           $   15,524           $    7,413
Accounts Receivable, Net                                                           221,751              148,216              190,792
Inventories                                                                        743,090              553,762              737,942
Other Current Assets                                                                15,423               11,036               15,469
                                                                                ----------           ----------           ----------
     Total Current Assets                                                          980,749              728,538              951,616
Property and Equipment, Net                                                        131,039               76,947              107,085
Intangible Assets  Net                                                             726,061              530,853              664,510
Other Assets                                                                        40,282               32,938               39,484
                                                                                ----------           ----------           ----------
     Total Assets                                                               $1,878,131           $1,369,276           $1,762,695
                                                                                ==========           ==========           ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Floor Plan Notes Payable                                                        $  674,490           $  503,098           $  689,687
Accounts Payable and Accrued Expenses                                              136,484               95,226              127,419
Current Portion Long - Term Debt                                                    36,942               12,671               41,456
                                                                                ----------           ----------           ----------
     Total Current Liabilities                                                     847,916              610,995              858,562
Long - Term Debt (a)                                                               486,528              286,804              377,721
Other Liabilities                                                                   76,317               46,702               64,742
                                                                                ----------           ----------           ----------
     Total Liabilities                                                           1,410,761              944,501            1,301,025
Stockholders' Equity (b)                                                           467,370              424,775              461,670
                                                                                ----------           ----------           ----------
     Total Liabilities and Stockholders' Equity                                 $1,878,131           $1,369,276           $1,762,695
                                                                                ==========           ==========           ==========





(a) Availability under the Company's credit facility amounts to $205.4 million as of March 31, 2001

(b) Includes a $14.0 million decrease at March 31, 2001 due to the impact of Statement of Financial Accounting Standards No. 133 - Accounting For Derivative Instruments and Hedging Activities